UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2010
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors” and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Greenlite” and the “Company” mean Greenlite Ventures Inc., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2010, we entered into a carbon offset marketing agreement dated for reference August 14, 2010 (the “Carbon Offset Marketing Agreement”) with United Nature Inc. (“United Nature”). Under the terms of the Carbon Offset Marketing Agreement, United Nature has granted to us, the exclusive rights for a term of 10 years renewable for another 10 years to market and sell all carbon offsets generated on plantations owned by United Nature. In consideration, we issued 3,000,000 shares of our common stock to United Nature.

Proceeds from the sales of carbon offsets will be split 50/50 after deduction of transaction costs incurred by us to have the carbon offsets certified by a credible certified verifier. United Nature has also agreed to assist us in signing up plantations managed by United Nature and other plantations within the Republic of Panama, with the Company and United Nature. United Nature and the Company will share net proceeds on a 50/50 basis.

If we are unable to produce cumulative proceeds to United Nature of $100,000 USD by the fifth anniversary or the Carbon Offset Marketing Agreement, United Nature may grant non-exclusive distribution rights to other carbon offset marketers for the remainder of the term. If United Nature grants non-exclusive distribution rights to other carbon offset marketers pursuant to the terms of the Carbon Offset Marketing Agreement, United Nature must return 50% of all securities issued under the Carbon Offset Marketing Agreement to us.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

Issuance of Securities to United Nature.

On September 1, 2010 in accordance with the terms of the Carbon Offset Marketing Agreement, we issued 3,000,000 shares of our common stock to United Nature, to be distributed according to the following schedule:

i.	500,000 shares upon execution of the agreement;
ii.	500,000 shares upon the first anniversary of the agreement;
iii.	500,000 shares upon the second anniversary of the agreement;
iv.	500,000 shares upon the third anniversary of the agreement;
v.	500,000 shares upon the fourth anniversary of the agreement; and
vi.	500,000 shares upon the fifth anniversary of the agreement.

These shares were issued in reliance on Regulation S of the Securities Act. United Nature represented that it was not a “U.S. Person” as defined under Regulation S of the Securities Act.

ITEM 5.06           CHANGE IN SHELL COMPANY STATUS

As a result of our entry into the Carbon Offset Marketing Agreement on September 1, 2010 we have completed a transaction that has the effect of causing us to cease being a shell company. The details of the Carbon Offset Marketing Agreement are described under the heading “Business” in the Form 10 Information contained in this Current Report.

As a result of our entry into the Carbon Offset Marketing Agreement, we have now changed our business focus to the Marketing of Carbon Offsets. In addition, our agreement has the effect of causing us to cease being a “shell company.” Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

BUSINESS

Overview

We were incorporated on December 21, 2000 under the laws of the State of Nevada.

We are a carbon offsets marketing company. Initially we intend to sell Carbon Offsets through our website to voluntary markets where no verification is required. Once we are able to complete the verification process we will sell verified carbon offsets through other markets. We intend to market and sell Verified Emission Reduction (VER) and Reduced Emissions from Deforestation and Degradation (REDD) carbon offsets through global restoration projects. The offsets will be validated and verified for sale to companies, foundations, and other entities that, for branding, policy and corporate social responsibility reasons, wish to offset their carbon footprints to support climate change mitigation efforts. Our focus is on reforestation, ideally with generators like United Nature who provide work opportunities and benefits to the indigenous people.

Agreement with United Nature Inc.

On September 1, 2010, we entered into a carbon offset marketing agreement (the “Carbon Offset Marketing Agreement”) with United Nature Inc. (“United Nature”) dated for reference August 14, 2010 whereby United Nature has granted to us, the exclusive rights to market an sell all carbon offsets generated on Plantations owned by United Nature for a period of ten years. Under the terms of the Carbon Offset Marketing Agreement we issued 3,000,000 shares of our common stock to be distributed according to the following schedule:

i.	500,000 shares upon execution of the agreement;
ii.	500,000 shares upon the first anniversary of the agreement;
iii.	500,000 shares upon the second anniversary of the agreement;
iv.	500,000 shares upon the third anniversary of the agreement;
v.	500,000 shares upon the fourth anniversary of the agreement; and
vi.	500,000 shares upon the fifth anniversary of the agreement.

The term of the agreement commenced upon the execution of the agreement and will continue for a period of ten (10) years renewable at our option for an additional ten (10) years at the end of the first ten (10) years in accordance with the provision of the Carbon Offset Marketing Agreement.

Proceeds from the sales of carbon offsets will be split 50/50 after deduction of transaction costs incurred by us to have the carbon offsets certified by a credible certified verifier. United Nature has also agreed to assist us in signing up plantations managed by United Nature and other plantation within the Republic of Panama not owned or managed by United Nature. In such a case United Nature and the Company will share net proceeds on the same basis as proceeds from the sale of carbon offsets from the plantations owned by United Nature.

If we are unable to produce cumulative proceeds to United Nature of $100,000 USD by the fifth anniversary or the Carbon Offset Marketing Agreement, United Nature may grant non-exclusive distribution rights to other carbon offset marketers for the remainder of the term. If United Nature grants non-exclusive distribution rights to other carbon offset marketers pursuant to the terms of the Carbon Offset Marketing Agreement, United Nature must return 50% of all securities issued under the Carbon Offset Marketing Agreement to us.

United Nature is located in the Republic of Panama.

The location of the project is Canglon Abajo, County of Yaviza, District of Pinogana, Province of Darien, Panama. On the West it borders the Pan American Highway, on the East is the Chucunaque River. All reforested parcels consist of 1 hectare and have access roads of approximately 3 meters wide the trees are planted at 3x3 meter distance (10x10 ft), with 1,111 trees per hectare. The project has been duly registered and approved by ANAM (The Panama Ministry of Natural Resources).

United Nature is providing lumber from sustainable sources, in order to help save natural forests devastated by clear cut deforestation. United Nature employs indigenous peoples at the plantations, thus providing economic opportunities to them.

The sustainable utilization and conservation of the tropical forests is now high on the world political agenda. Central to this is the question whether it is possible (technically, economically and socially) to harvest timber from suitable parts of the forests in a sustainable and environmentally acceptable manner. If the tropical forest is managed properly, the forest will survive. Otherwise, the forest is likely to disappear and with it all of the many benefits that the forest provides - not least of which is the supply of beautiful woods that form the core material of the timber trade.

Carbon Offset Marketing Business

We intend to generate revenue through the sale of carbon offsets. Carbon offsets will be generated through three separate methods:

Afforestation: Establishing forests on bare or cultivated land that has not been forested in recent history.

Reforestation: Re-growing forests in areas formerly forested that have been harvested.

Reducing emissions from Deforestation and Degradation "REDD": Deforestation refers to direct human-induced, long-term conversion of forests to non-forest land. Degradation refers to gradual, direct human-induced loss of forest carbon stocks.

Through these three methods we intend to generate carbon offsets which represent the carbon consumption capability of the planted and/or protected trees. The carbon offsets will be validated and verified to international standards for sale to various entities.

The carbon offsets are generated through a process called carbon sequestration. Carbon sequestration is the uptake and storage of carbon, especially by trees and plants that absorb carbon dioxide and release oxygen.

We are currently looking to form additional partnerships with other private landowners and municipalities in order to obtain the rights to exclusively market the carbon offsets generated on their property. We intend to do this by bearing all the initial costs of the carbon offset verification and marketing. With private land owners we intend to create partnerships where profit sharing arrangements can be made.

Price of Carbon: According to recent publications forest carbon markets the average weighted price per tonne of CO2 sequestered went for $8.89 per tone. Prices ranged from $1 to $50 with data taken from 78 different forest-based carbon projects located around the world. A typical 21 year old teak tree will have stored just over one metric ton of carbon dioxide and removed almost five metric tons of carbon dioxide from the atmosphere just by growing. When a tree is burnt down for land clearance, or dies and rots, the carbon stored therein is released once more into the atmosphere.

Markets

There are two different markets for the sale of carbon offsets, the Voluntary Market and the Compliance Market.

The Voluntary Market: involves individuals, companies, and organizations who purchase carbon offsets voluntarily to mitigate or neutralize their own greenhouse gas emissions from transportation, electricity use, and other sources. These groups are not obligated to purchase carbon offsets, but choose to for various reasons. Carbon offset products used in voluntary markets are generally referred to as Verified Emissions Reductions (“VER’s”).

The Compliance Market (or regulated market) involves companies, governments or other entities that buy carbon offsets in order to comply with regulations on the total amount of carbon dioxide they are allowed to emit.

Initially, we intend to sell carbon offsets that have not yet been verified through our website that is currently under construction (www.greenlitecarboncredits.com). Once the carbon offsets are verified we will sell them through our website, in private transactions or on a regulated market or exchange.

Competition

The carbon credit industry is a competitive industry. We compete with numerous other participants in the search for properties and in the marketing of the sale of carbon offsets. Our competitors will include companies that have substantially greater financial resources, staff and facilities than those of the Company. Our failure to maintain a competitive position within the market could have a materially adverse effect on our business, financial condition and results of operations.

Government Regulations

The regulatory environment of carbon offsets is presently handled by third party organizations that verify the validity and quality of carbon offsetting projects. In order to sell Verified Emission Reduction credits (“VER's”) and Reduced Emissions from Deforestation and Degradation credits (“REDD's”) we will be required to have a third party verify the project with an onsite visit. We intend to verify any carbon offsets in a reputable standard meant to be applicable regardless of a country's current climate policy, and does not apply restrictions of project types, size, location and crediting period.

The verification process is still in its infancy stages and it is possible this process will become more regulated in the future causing increases in time delays and costs.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Employees

We have no employees other than our sole executive officer and director. We intend to conduct our business largely through consultants.

Reports to Security Holders

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (202) 551-8090 for further information on the public reference room. These Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

We are at risk to changes in domestic and international carbon policy.

The supply and demand fundamentals of carbon offsets are determined by governments and international consortiums and are beyond the Company's control. Our ability to continue operations will be dependent on the level of adoption and observance of the Kyoto Protocol, the post Kyoto Protocol environment and other initiatives aimed at reducing greenhouse gas emissions. Changes in government and corporate priorities as a result of government deficits, domestic industries or as a result of changes in the prevailing views concerning the impact of greenhouse gases on climate change could adversely affect the observance of the Kyoto Protocol, the adoption of successor protocols, and corporate initiatives.

If we are unable to identify and contract with sufficient and suitable carbon offset generators or our business will fail

In order to achieve our business model we need to contract with organizations that generate a substantial amount of carbon offsets. If we are unable to contract with suitable generators our business will fail.

If we are unable to find a suitable buyer for carbon offsets our business will fail.

The carbon offsets we intend to produce and sell are voluntary. Buyers of voluntary credits are not bound to purchase due to government regulations or international agreements. Buyers of voluntary credits purchase because they believe it is the socially responsible thing to do or in order to increase corporate image. The market for voluntary credits is still in the development stages. If we are unable to capture a portion of this relatively small market our business will fail.

Our sole executive officer and director, Howard Thomson does not have experience in the forest restoration and carbon industry.

Howard Thomson, our sole executive officer and director, has no experience in the industry of ecosystem restoration and carbon credit validation. Because of his lack of expertise there is a chance that he will not be able to foresee and plan for all the uncertainties in the marketplace or have the required capacity to implement our Plan of Operations.

If prices of forest-based carbon offsets drop substantially our business could fail.

The principle factors affecting our revenues are factors which affect the price of carbon offsets and are beyond our control. The actual market price of carbon offsets fluctuates drastically. If prices were to fall substantially our business could fail.

We are at risk to changes in regulations and verifications that could negatively affect our profitability.

The processes by which carbon offsets are created and verified are subject to change and beyond our control. Governments, lobby groups, private firms, and Environmental Non-Government Organizations "ENGO's" all work to create a more efficient and accountable system to bring carbon offsets available for market and to assure validity. As the industry matures the regulatory environment will as well. These changes could become more demanding in terms of time and costs and negatively affect our profitability.

We are subject to currency fluctuations that could negatively affect our profitability.

Our profitability may be adversely affected by fluctuations in the rate of exchange of the Canadian dollar and other currencies we may do business in. The company at this time does not expect to hedge against currency fluctuations and changes in exchange rates are beyond our control.

We operate in a competitive industry and will compete against other company's that could negatively affect our profitability.

The carbon credit industry is a competitive industry. We will compete with numerous other participants in the search for, and the acquisition of, properties and in the marketing of the sale of carbon offsets. Our competitors will include companies that have substantially greater financial resources, staff and facilities than those of the Company.

Projects will be at risk of fire, pests and diseases.

Our assets will be made up of the environmental rights attached to carbon stocks in forests. Forests are at risk to damage from fire, pests and diseases. The company will implements strategies including fuels management, species composition management and pathogen assessments as part of routine monitoring procedures but often forces of nature are outside the control of the company and could require the company to incur losses in order to replace lost carbon stocks.

We may not be able to obtain additional financing.

As at March 31, 2010, we had cash on hand of $8,334 and a working capital deficit of $150,112. As such, we will require substantial additional financing in order to continue as a going concern. We have not generated any revenue from operations to date. The specific cost requirements needed to maintain operations will depend upon the restoration projects we are able to procure. Specific costs include but are not limited to the following:

  Travel and project selection
  Feasibility studies
  Consultants Registration and Validation Project Implementation
  Measurement and Monitoring Marketing Sale Efforts

The amount of each of the specific costs described above will vary based on the project size, type and location. Reforestation projects have higher costs than do REDD projects due to the need to physically prepare and plant the site.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. If sufficient financing is not available or obtainable, we may not be able to continue as a going concern and investors may lose a substantial portion or all of their investment.

On June 2, 2009, our sole director approved a private placement offering of up to 5,000,000 units at a price of $0.02 US per unit, with each unit consisting of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of our common stock at a price of $0.05 US per share exercisable for a period of two years from the date the units are issued. The private placement offering will be made to persons who are not “U.S. Persons” as defined in Regulation S. There is no assurance that the offering will be completed.

Because our executive officer has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business.

Our sole executive officer, Howard Thomson, expects to expend approximately ten hours per week on our business. Competing demands on his time may lead to a divergence between his interests and the interests of other shareholders.

Because our sole executive officer and director, Howard Thomson, owns 36.7% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Thomson are inconsistent with the best interests of other stockholders.

Howard Thomson, our sole executive officer and director, controls 34.7% of the issued and outstanding shares of our common stock. The interests of Mr. Thomson may not be, at all times, the same as those of other shareholders. Since Mr. Thomson is not simply a passive investor but is also our active executive, his interests as an executive may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Thomson exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, Mr. Thomson will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of our company with or into another company, the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership with Mr. Thomson may also have the effect of delaying, deferring or preventing a change in control of Greenlite which may be disadvantageous to minority shareholders.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute “penny stocks” within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to Rule 15g-9 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing trading activity in the secondary market for our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

Overview

We are currently calculating growth and yield data to determine carbon potential of United Nature’s plantations. The carbon potential will be used to calculate revenues while costs will be determined by the price of verification, overhead and monitoring costs.

Once we have completed calculations on the plantations and completed construction of our website we will begin sales on our website. Soon after we will verify any carbon offsets through a suitable standard that is applicable regardless of a country's current climate policy, and does not apply restrictions of project types, size, location and crediting period. Once these offsets are verified we will sale the carbon offsets through different marketing channels in addition to our website.

Once credits have been verified by a third party we will be able to market and sell the credits. The process of procuring a buyer will be ongoing throughout the project development stages. We have not found or began a search for a buyer as of the time of filing this Current Report on Form 8-K.

Our specific goal is to engage partners who manage suitable forest-based carbon offset generating projects employing indigenous peoples. We intend to convert the carbon offsets generated by these projects to create verified carbon offsets for sale to the market.

Develop Website

We are currently constructing a website located at www.greenlitecarboncredits.com to begin initial marketing and networking efforts. We will initially offer non-verified carbon offsets to the voluntary market through our website. In addition, the website will be used to raise awareness for our business and the business model we are implementing.

Initiate Calculations

We are currently calculating the carob offset potential of our initial project by growth and yield data. The carbon potential will be used to calculate revenues while costs will be determined by price of verification, overhead and monitoring costs.

Sale of Non-Verified Offsets

We intend to sell offsets via our website to generate revenue before we have the project verified. However, we plan to verify the offsets as soon as practicable as verified offsets command a premium.

Verification

We will obtain a review by a third party verifier. The verification process is required only once per project. Depending on the size and location of the project the monitoring requirements may vary slightly. The reasons for variation are due to access, species diversity, and forest risks including pests, pathogens and fire. In a forest-based carbon offsetting project all the credits are procured and registered for sale once the project have been verified.

Sale of Offsets

Once the carbon offsets have been verified we will have the ability to sell verified carbon offsets associated with the project. At present our website is not yet complete and we have no buyers for potential carbon offsets. There is no guarantee we will be able to source a buyer at a secured price to achieve profitable operations. If we are unable to find a suitable buyer for our potential carbon offsets our business may fail.

Our business is subject to risks inherent in a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Our cash on hand as of March 31, 2010 is $9,284. As such, we do not have sufficient cash to meet the anticipated costs of completing plan of operation or meeting our financial obligations over the next twelve months. Therefore, we will require additional financing. There is no assurance that we will be able to acquire such additional financing on terms that are acceptable to us, or at all.

RESULTS OF OPERATIONS

Summary of Year End Results
	Year Ended	Year Ended	Percentage
	March 31, 2010	March 31, 2009	Increase / (Decrease)
Revenue	$-	$-	n/a
Expenses	(67,857)	(50,990)	33.1%
Net Loss	$(67,857)	$(50,990)	33.1%

Revenue

We have not earned any revenues to date and we do not anticipate earning revenues in the near future. We have no business operations and are presently seeking alternative business opportunities, particularly in the reforestation and carbon credit trading areas.

Operating Expenses

Our operating expenses for the years ended March 31, 2010 and 2009 are outlined in the table below:

	Year Ended	Year Ended	Percentage
	March 31, 2010	March 31, 2009	Increase / (Decrease)
Accounting	$20,370	$18,820	8.2%
Bank Charges	64	574	(88.9)%
Cancelled Merger Costs	6,000	-	100%
Consulting	5,000	-	100%
Exploration and Development	(7,030)	-	(100)%
Legal	28,565	15,639	82.7%
Office Administration	9,000	9,000	0%
Regulatory Expenses	3,181	3,904	(18.5)%
Rent	1,500	2,400	(37.5)%
Telephone	900	653	37.8%
Travel and Entertainment	307	-	100%
Total Expenses	$67,857	$50,990	33.1%

The increase in expenses are primarily a result of an increase in accounting, consulting and legal expenses. These amounts were partially offset by the write off of exploration and development expenses.

Accounting and legal expenses primarily relate to costs in connection with meeting our reporting requirements under the Exchange Act.

Office administrative expenses consist of management consultant fees of $750 per month paid to Mr. Thomson for his services.

LIQUIDITY AND CAPITAL RESOURCES

Working Capital
			Percentage
	At March 31, 2010	At March 31, 2009	Increase / (Decrease)
Current Assets	$9,284	$6,338	46.5%
Current Liabilities	(159,396)	(88,593)	79.9%
Working Capital Deficit	$(150,112)	$(82,255)	82.5%

Cash Flows
	Year Ended	Year Ended
	March 31, 2010	March 31, 2009
Cash Flows used in Operating Activities	$(58,004)	$(35,740)
Cash Flows used in Investing Activities	-	-
Cash Flows from Financing Activities	60,000	39,000
Net Increase in Cash During Period	$1,996	$3,260

The increase in our working capital deficit at March 31, 2010 from our year ended March 31, 2009 is primarily due to: (i) an increase in accounts payable due to our lack of capital to meet our ongoing operating costs; (ii) the fact we recorded subscriptions payable of $50,000 as the securities have not yet been issued; and (iii) the fact that we received short term loans totaling $10,000 from stockholders. These loans are non-interest bearing and due on demand.

Financing Requirements

Since our inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. We have not attained profitable operations and our ability to pursue any future plan of operation is dependent upon our ability to obtain financing.

On June 2, 2009, our sole director approved a private placement offering of up to 5,000,000 units at a price of $0.02 US per unit, with each unit consisting of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of our common stock at a price of $0.05 US per share exercisable for a period of two years from the date the units are issued. The private placement offering will be made to persons who are not “U.S. Persons” as defined in Regulation S. There is no assurance that the offering will be completed.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our business.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

We have identified certain accounting policies, described below, that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in the notes to our audited financial statements included in this Annual Report on Form 10-K.

Pro Forma Compensation Expense

We account for options and restricted stock granted to employees and directors in accordance with the fair value method of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123 and related interpretations. As such, compensation expense is recorded on stock option and restricted stock grants based on the fair value of the options or restricted stock granted, which is estimated on the date of grant using the Black-Scholes option-pricing model for stock options granted, and is recognized on a straight-line basis over the vesting period. No stock options have been issued by us.

Use of Estimates

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PROPERTIES

We have no real property holdings and, at this time, we have no agreements to acquire any properties. We rent office space at Suite 201, 810 Peace Portal Drive, Blaine, WA 98230, consisting of approximately 80 square feet, at a cost of $200 per month. This rental is on a month-to-month basis without a formal contract.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 30, 2010 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Security Ownership of Management
Common Stock	Howard Thomson CEO, CFO, President, Secretary, Treasurer & Sole Director	4,980,000 Direct	34.7%
Security Ownership of Certain Beneficial Owners
Common Stock	Gordon King H 65 Eaton Square London, England	2,500,000 Direct	17.4%
Common Stock	United Nature Calle Alberto Navarro, Edif Raphin, piso 3, El Cangrejo, Panama, PO Box 0823-05980 Republic of Panama	3,000,000 Direct	20.9%
Common Stock	Howard Thomson CEO, CFO, President, Secretary, Treasurer & Sole Director Brookside, Ballymabin Dunmore East, County Waterford Ireland	4,980,000 Direct	34.7%

Note:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding. As of August 30, 2010, there were 14,366,666 shares of the Company’s common stock issued and outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and positions of our sole executive officer and director.

Name	Age	Positions
Howard Thomson	64	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Howard Thomson has been our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and our sole director since February 16, 2008. Mr. Thomson was employed from 1981 to 1998 in senior management positions with the Bank of Montreal, including 5 years as Branch Manager, 4 years as Regional Marketing Manager and 5 years as Senior Private Banker. Mr. Thomson retired from the Bank of Montreal in 1998. From February, 1999 to August 2006, Mr. Thomson served as a director and officer of Royalite Petroleum Company Inc. (formerly Worldbid Corporation), a company that specialized in international business-to-business and government-to-business facilitation service during Mr. Thomson’s term as a director and officer. Mr. Thomson currently serves as the sole executive officer and sole director of Terrace Ventures Inc., a public company quoted on the OTC Bulletin Board, engaged in the exploration of mineral properties.

Significant Employees

We have no significant employees other than our sole executive officer and director.

Terms of Office

Our sole director is elected to hold office until the next annual meeting of the shareholders and until his respective successor(s) has been elected and qualified. Our sole executive officer is appointed by our board of directors and holds office until removed by our board of directors or until his successor(s) is appointed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K , and to our directors, during our last two completed fiscal years.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compens ation ($)	Nonqualified Deferred Compensati- on Earnings ($)	All Other Compens- ation ($)	Total ($)
Howard Thomson(1), CEO, CFO, President, Secretary, Treasurer & Director	2010 2009	$9,000 $9,000	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$9,000 $9,000

Note:

(1)

On February 16, 2008, we entered into a management consulting agreement with Mr. Thomson, our sole executive officer and director, pursuant to which Mr. Thomson agreed to provide us with consulting services in consideration of which we agreed to pay Mr. Thomson $750 per month.

Outstanding Equity Awards at Fiscal Year End

As at March 30, 2010, we had no outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our sole director, Howard Thomson, is also our sole executive officer. As a result, we do not have any independent directors.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors. In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common shares are quoted on the OTC Bulletin Board under the symbol “GLTV." The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2010		2009
	High	Low	High	Low
First Quarter ended June 30	$ 0.05	$ 0.02	$ N/A	$ N/A
Second Quarter ended September 30	$ N/A	$ N/A	$ N/A	$ N/A
Third Quarter ended December 31	$ N/A	$ N/A	$ N/A	$ N/A
Fourth Quarter ended March 31	$ N/A	$ N/A	$ 0.30	$ 0.005

The high and low price quotes of our common stock as set out in the table above are as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Registered Holders of Our Common Stock

As of August 30, 2010, we had 125 registered shareholders and 11,366,666 shares of our common stock issued and outstanding. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

RECENT SALES OF UNREGISTERED SECURITIES

On July 25, 2007, the Company approved a private placement of up to 350,000 units at a price of $0.15 per unit. Each unit consists of one common share of the Company’s stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional common share at a price of $0.20 per share, for a period ending one year from the date the units are issued. The proceeds of this offering are to be used to retire corporate debt and for general corporate expenses. This offering was made to non-US investors pursuant to Regulation S of the United States Securities Act of 1933. On November 7, 2007, 266,666 units were issued under this private placement, for a total contribution of $40,000.

On January 24, 2008, $50,000 of 10% convertible notes payable was converted into 500,000 shares of the Company’s common stock. This convertible notes were granted to non-US investors pursuant to Regulation S of the United States Securities Act of 1933.

On June 2, 2009, our sole director approved a private placement offering of up to 5,000,000 units at a price of $0.02 US per unit, with each unit consisting of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of our common stock at a price of $0.05 US per share exercisable for a period of two years from the date the units are issued. The private placement offering will be made to persons who are not “U.S. Persons” as defined in Regulation S. There is no assurance that the offering will be completed.

Issuance of Securities to United Nature

On September 1, 2010 in accordance with the terms of the Carbon Offset Marketing Agreement, we issued 3,000,000 shares of our common stock to United Nature, to be distributed according to the following schedule:

i.	500,000 shares upon execution of the agreement;
ii.	500,000 shares upon the first anniversary of the agreement;
iii.	500,000 shares upon the second anniversary of the agreement;
iv.	500,000 shares upon the third anniversary of the agreement;
v.	500,000 shares upon the fourth anniversary of the agreement; and
vi.	500,000 shares upon the fifth anniversary of the agreement.

These shares were issued in reliance on Regulation S of the Securities Act. United Nature represented that it was not a “U.S. Person” as defined under Regulation S of the Securities Act.

If after the fifth anniversary of the agreement, United Nature grants non-exclusive distribution rights to other carbon offset marketers pursuant to the terms of the Carbon Offset Marketing Agreement, United Nature must return 50% of all securities issued to us.

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of not less than two-percent 2% of the outstanding shares entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Except as otherwise required by law, the Articles of Incorporation, or the Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the NRS and our bylaws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Audited financial statements for the years ended March 31, 2010, and 2009 were previously filed on our Annual Report of Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on August 20, 2010.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit
Number	Description of Exhibits
3.1	Articles of Incorporation.(1)
3.2	Bylaws, as amended.(1)
10.1	Mineral Claim Purchase Agreement between the Company and Lorrie Ann Archibald dated April 30, 2002.(1)
10.2	Bill of Sale.(1)
10.3	Form of Convertible Note.(3)
10.4	Management Consulting Agreement with John Curtis.(4)
10.5	Management Consulting Agreement with Howard Thomson.(5)
10.6	Carbon Offset Marketing Agreement between the Company and United Nature Inc. dated for reference August 14, 2010.
14.1	Code of Ethics.(2)

Notes:

(1)	Filed as an exhibit to our registration statement on Form SB-2 originally filed with the SEC on March 9, 2004, as amended.
(2)	Filed as an exhibit to our Annual Report on Form 10-KSB filed with the SEC on June 29, 2006.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 5, 2006.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2007.
(5)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed with the SEC on February 19, 2008.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLITE VENTURES INC.

Date: September 8, 2010	By:	/s/ Howard Thomson
HOWARD THOMSON
President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Principal Accounting Officer)